UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 23, 2020

SANUWAVE HEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52985	20-1176000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3360 Martin Farm Road, Suite 100
Suwanee, Georgia 30024
 (Address of Principal Executive Offices, Including Zip Code)

(770) 419-7525
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SNWV	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of SANUWAVE Health, Inc. (the “Company”), held on July 23, 2020, the following proposals were voted on by the Company’s stockholders, as set forth below:

Proposal 1.  Election of Directors
	Votes For	Votes Withheld	Broker Non-Votes
Kevin A. Richardson II	181,772,334	849,168	43,273,902
John F. Nemelka	181,784,396	837,106	43,273,902
Alan L. Rubino	180,836,357	1,785,145	43,273,902
A. Michael Stolarski	180,544,757	2,076,745	43,273,902
Maj-Britt Kaltoft	178,247,479	4,374,023	43,273,902
Thomas Price	181,729,084	892,418	43,273,902

Each of the director nominees was elected to serve as a director until the 2021 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

The members of the Audit Committee are Mr. Nemelka (Chair), Mr. Rubino and Dr. Price. The members of the Compensation Committee are Mr. Rubino (Chair), Dr. Kaltoft and Dr. Price. The members of the Nominating and Corporate Governance Committee are Dr. Kaltoft (Chair), and Messrs. Nemelka and Rubino.

Proposal 2.	Ratification of the Appointment of Marcum LLP as the Company’s Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstain
223,403,105	1,167,943	1,324,356

The appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020 was ratified.

Proposal 3. Reincorporation of the Company from the State of Nevada to the State of Delaware.

Votes For	Votes Against	Abstain	Broker Non-Votes
181,227,331	298,671	1,095,500	43,273,902

The reincorporation of the Company from the State of Nevada to the State of Delaware was approved.

Proposal 4. An Amendment to the Company’s Articles of Incorporation to Increase the Number of Authorized Shares of the Company’s Common Stock by 250 Million Shares to 600 Million Shares.

Votes For	Votes Against	Abstain
215,468,802	9,122,406	1,304,196

The amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock by 250 million shares to 600 million shares was approved.

Proposal 5. Authorize the Board of Directors to Amend the Company’s Articles of Incorporation to Effect a Reverse Stock Split of the Company’s Outstanding Common Stock at a Ratio of Between 1-for-10 and 1-for-50, with the Exact Ratio to be Determined by the Board of Directors in its Sole Discretion.

Votes For	Votes Against	Abstain
216,412,327	8,324,595	1,158,482

The authorization of the board of directors of the Company to amend the Company’s Articles of Incorporation to effect a reverse split of the Company’s outstanding common stock at a ratio of between 1-for-10 and 1-for-50, with the exact ratio to be determined by the board of directors of the Company in its sole discretion, was approved.

Proposal 6. Advisory Vote on Executive Compensation.

Votes For	Votes Against	Abstain	Broker Non-Votes
178,012,878	3,739,402	869,222	43,273,902

The compensation of the Company’s named executive officers, as disclosed in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting, was approved, on an advisory basis.

Proposal 7. An Advisory Vote on the Frequency of Holding an Advisory Vote on Executive Compensation.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
15,769,983	5,341,438	150,216,115	11,293,966	43,273,902

The option of holding the advisory vote on executive compensation every three years was approved, on an advisory basis. Consistent with the stated preference of the Company’s stockholders, the Board of Directors determined that it will include an advisory stockholder vote on executive compensation in its proxy materials every three years until the next advisory vote on the frequency of stockholder votes on executive compensation. The next required advisory vote on the frequency of stockholder votes on executive compensation will take place no later than the Company’s 2026 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2020	SANUWAVE HEALTH, INC.
By: /s/Lisa E. Sundstrom
Lisa E. Sundstrom Chief Financial Officer